UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2020

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPPI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On July 29, 2020, Spectrum Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the commencement of an underwritten public offering of its common stock pursuant to its shelf registration statement on Form S-3 (File No. 333-237319), filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2020, as amended by Pre-Effective Amendment No. 1 thereto filed with the SEC on May 7, 2020 (as amended, the “Registration Statement”). The Registration Statement was declared effective by the SEC on May 8, 2020. A copy of the press release announcing the commencement of the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to that certain Controlled Equity OfferingSM Sales Agreement, dated April 5, 2019 (the “Sales Agreement”), by and among the Company, Cantor Fitzgerald & Co., H.C. Wainwright & Co., LLC and B. Riley FBR, Inc. (each individually an “Agent” and collectively, the “Agents”), the Company may offer and sell, from time to time, shares of its common stock through the Agents in an “at the market offering” (each, an “ATM Offering”), as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement included a sales agreement prospectus, pursuant to which the Company may conduct such ATM Offerings for an aggregate offering price of up to $75.0 million (the “Sales Agreement Prospectus”). From May 8, 2020 to July 29, 2020, the Company issued 3,950,398 shares of its common stock at an average price of $3.85 per share through the Sales Agreement Prospectus, resulting in gross proceeds to the Company of approximately $15.2 million. The Company terminated the Sales Agreement Prospectus on July 29, 2020, but the Sales Agreement remains in full force and effect. The Company will not make any sales of its shares of common stock pursuant to the Sales Agreement unless and until a new sales agreement prospectus is filed.

This Current Report on Form 8-K, including the exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated July 29, 2020.

104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date: July 29, 2020	By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson
Executive Vice President and Chief Financial Officer